Exhibit 99.1
NOG Provides Update on First Quarter Hedging Results and Shareholder Returns
Minneapolis – April 16, 2025 - Northern Oil and Gas, Inc. (NYSE: NOG) (“NOG” or the “Company”) today provided an update regarding first quarter hedging results and shareholder returns.
HEDGING UPDATE
Unrealized mark-to-market gains on derivatives for the first quarter were an estimated $9.0 – $10.0 million, driven primarily by changes to the value of the Company's oil derivatives portfolio. Realized hedge gains were an estimated $11.0 - $12.0 million, primarily driven by the Company’s crude oil and Waha basis hedges.
The Company continues to execute its policy of protecting its capital program by periodically entering into financial derivative instruments with counterparties to lock in future commodity prices on a portion of its expected production. NOG has added substantial hedges since its fourth quarter report, including hedges to oil, natural gas and Waha, Midland-Cushing and M2 basis hedges. With the significant increase in natural gas prices during the first quarter, NOG converted a portion of its natural gas collars in 2025 to fixed swaps at strong prices. As of the date of this release, the Company has an average of over 50,600 Bbl per day of oil hedged with a swap price averaging >$73.70 and a weighted average collar floor of >$69.20 and over 197,200 MMBtu per day of natural gas hedged for the remainder of 2025 through a combination of swaps and collars with a swap price averaging >$4.05 and a weighted average collar floor of >$3.14. Additionally, the Company has an average of over 25,500 Bbl per day of oil and 155,700 MMBtu per day of natural gas hedged for the first quarter of 2026 through a combination of swaps and collars, with additional hedges throughout 2026 and 2027. An updated copy of the hedge tables can be found below.

Crude Oil Contracts
	Swaps		Collars
Contract Period	Volume (Bbls)	Weighted Average Price ($/Bbl)	Volume Floor (Bbls)	Volume Ceiling (Bbls)	Weighted Average Floor Price ($/Bbl)	Weighted Average Ceiling Price ($/Bbl)
2025(1):
Q2	2,877,658	$74.41	2,019,233	2,502,671	$69.41	$77.45
Q3	2,613,969	73.51	1,817,970	2,304,994	69.15	77.43
Q4	2,799,836	73.17	1,791,487	2,278,511	69.15	77.55
2026(1):
Q1	758,726	$71.60	1,681,789	2,248,226	$64.27	$74.23
Q2	266,657	70.31	1,017,977	1,590,707	65.46	72.93
Q3	269,587	70.24	1,029,163	1,608,187	65.46	72.93
Q4	269,587	70.15	1,029,163	1,608,187	65.46	72.93
(1)Includes derivative contracts entered into through April 15, 2025. This table does not include volumes subject to swaptions and call options, which are crude oil derivative contracts NOG has entered into which may increase swapped volumes at the option of NOG’s counterparties. This table does not include basis swaps. For additional information, see Note 11 to our financial statements included in our Form 10-Q to be filed with the SEC for the quarter ended March 31, 2025 on or around April 30, 2025.

Natural Gas Contracts
	Swaps		Collars
Contract Period	Volume (MMBTU)	Weighted Average Price ($/MMBTU)	Volume Floor (MMBTU)	Volume Ceiling (MMBTU)	Weighted Average Floor Price ($/MMBTU)	Weighted Average Ceiling Price ($/MMBTU)
2025(1):
Q2	8,111,664	$3.96	9,859,633	9,859,633	$3.12	$4.82
Q3	8,549,432	4.06	9,828,137	9,828,137	3.12	4.81
Q4	8,103,257	4.17	9,780,466	9,780,466	3.20	4.87
2026(1):
Q1	5,490,000	$4.12	8,943,249	8,943,249	$3.37	$4.99
Q2	4,905,000	3.90	9,244,706	9,244,706	3.37	4.99
Q3	4,600,000	4.00	9,244,706	9,244,706	3.37	4.99
Q4	3,200,000	4.01	6,594,642	6,594,642	3.35	4.91
2027(1):
Q1	155,000	$3.20	1,335,000	1,335,000	$3.00	$3.86
Q2	—	—	1,380,000	1,380,000	3.00	3.86
Q3	—	—	1,380,000	1,380,000	3.00	3.86
Q4	—	—	915,000	915,000	3.00	3.86
(1)Includes derivative contracts entered into through April 15, 2025. This table does not include volumes subject to swaptions and call options, which are natural gas derivative contracts NOG has entered into which may increase swapped volumes at the option of NOG’s counterparties. This table does not include basis swaps. For additional information, see Note 11 to our financial statements included in our Form 10-Q to be filed with the SEC for the quarter ended March 31, 2025 on or around April 30, 2025.

The following table summarizes NOG’s open NGL commodity derivative swap contracts scheduled to settle after March 31, 2025.

NGL Contracts
	Swaps
Contract Period	Volume (BBL)	Weighted Average Price ($/BBL)

2025:
Q2	4,550	$37.03
Q3	29,900	36.39
Q4	66,700	36.75
2026:
Q1	92,250	$36.00
Q2	106,925	33.32
Q3	96,600	33.03
Q4	80,500	33.32
2027:
Q1	65,250	$32.30
Q2	59,150	30.73
Q3	57,500	30.69
Q4	52,900	30.87
SHAREHOLDER RETURNS UPDATE
The Company paid dividends of approximately $42 million during the first quarter. In February of 2025, NOG declared a $0.45 per share dividend, a 7% increase over the prior quarterly dividend, payable on April 30, 2025. Additionally, the Company repurchased 499,100 shares during the first quarter at an average price of $30.07, inclusive of commissions. Year-to-date, the Company repurchased shares for a total value of $15.0 million. Shareholder returns in the form of stock repurchases and dividends total approximately $57.0 million year-to-date.
ABOUT NOG
NOG is a real asset company with a primary strategy of acquiring and investing in non-operated minority working and mineral interests in the premier hydrocarbon producing basins within the contiguous United States. More information about NOG can be found at www.noginc.com.
PRELIMINARY INFORMATION
The preliminary unaudited first quarter 2025 financial and operating information included in this press release (including with respect to hedging results and other matters) are based on estimates and subject to completion of NOG’s financial closing procedures. Such information has been prepared by management solely based on currently available information. The preliminary information does not represent and is not a substitute for a comprehensive statement of financial and operating results, and NOG’s actual results may differ materially from these estimates because of final adjustments, the completion of NOG’s financial closing procedures, and other developments after the date of this release.

SAFE HARBOR
This release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included or referenced in this press release regarding NOG’s dividend plans and practices (including timing, amounts and relative performance), financial position, business strategy, plans and objectives for future operations, industry conditions, cash flow, and growth prospects are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in NOG’s capitalization, changes in crude oil and natural gas prices; the pace of drilling and completions activity on NOG’s properties and properties pending acquisition; NOG’s ability to acquire additional development opportunities; integration and benefits of property acquisitions, or the effects of such acquisitions on NOG’s cash position and levels of indebtedness; changes in NOG’s reserves estimates or the value thereof; general economic or industry conditions, nationally and/or in the communities in which NOG conducts business; changes in the interest rate environment or market dividend practices, legislation or regulatory requirements; conditions of the securities markets; NOG’s ability to raise or access capital; changes in accounting principles, policies or guidelines; and financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting NOG’s operations, products, services and prices. Additional information concerning potential factors that could affect future plans and results is included in the section entitled “Item 1A. Risk Factors” and other sections of NOG’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause NOG’s actual results to differ from those set forth in the forward-looking statements.
NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond NOG’s control. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, NOG does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.
CONTACT:
Evelyn Leon Infurna
Vice President of Investor Relations
(952) 476-9800
ir@noginc.com